 As filed with the Securities and Exchange Commission on November 27, 2000
                                                      Registration No. 333-96061
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                      POST-EFFECTIVE AMENDMENT No. 1
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT

                                   UNDER
                           THE SECURITIES ACT OF 1933

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               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)

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                      Internet Architecture HOLDRS SM Trust

                     (Issuer with respect to the receipts)



            Delaware                                6211                              13-5674085
  (State or other jurisdiction          (Primary Standard Industrial               (I.R.S. Employer
of incorporation or organization)       Classification Code Number)             Identification Number)

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                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

                 Andrea L. Dulberg, Esq.                                  Andrew B. Janszky
                   Corporate Secretary                                   Shearman & Sterling
   Merrill Lynch, Pierce, Fenner & Smith Incorporated                    599 Lexington Avenue
                    250 Vesey Street                                   New York, New York 10022
                New York, New York 10281                                    (212) 848-4000
                     (212) 449-1000
         (Name, address, including zip code, and
                    telephone number,
       including area code, of agent for service)

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

     Securities and Exchange Commission registration fee.............. $290,136
     Printing and engraving expenses..................................  150,000
     Legal fees and expenses .........................................  200,000
     Rating agency fees...............................................        0
     Miscellaneous....................................................    9,864
                                                                       --------
       Total.......................................................... $650,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on November 27, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                          By:                *
                                             ----------------------------------
                                             Name:Ahmass L. Fakahany

                                             Title: Senior Vice President and
                                                    Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 27, 2000.

                        Signature                           Title
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                            *                      Director
       ___________________________________________
                    John L. Steffens

                            *                      Director
       ___________________________________________
                    E. Stanley O'Neal

                            *                      Director
       ___________________________________________
                   George A. Schieren

                                                   Director
       ___________________________________________
                    Thomas H. Patrick

                            *                      Senior Vice President
       ___________________________________________ and Chief Financial
                   Ahmass L. Fakahany              Officer

                            *                      First Vice President and
       ___________________________________________ Controller
                    Dominic A. Carone

      *By:     /s/ Stephen G. Bodurtha            Attorney-in-Fact
              ---------------------------------
                     Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
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  *4.1    Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York,
          as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS
   4.2    Amendment No. 2 to the Standard Terms for Depositary Trust Agreements,
          dated as of November 22, 2000
          Opinion of Shearman & Sterling regarding the validity of the Internet
  *5.1    Architecture HOLDRS Receipts
  *8.1    Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences
 *24.1    Power of Attorney (included in Part II of Registration Statement)
  24.2    Power of Attorney of Dominic A. Carone

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* Previously filed.